UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2019

RIGHT ON BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55704	45-1994478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 Century Park East Suite 220

LOS ANGELES, CA 90067

(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: 424-259-3521

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Material Definitive Agreement

Right on Brands (RTON) Signs Exclusive Distribution Deal

With Worldwide Beverage Group in Kansas For CBD Based ENDO Brands Products

Founded in 2000, Worldwide Beverage continually aspires to be a premier distribution partner to their suppliers and customers. Worldwide takes a progressive approach to the industry and their market by presenting products of quality and value that meet the demands of their customers. Worldwide was built on a cornerstone of hard work, great service, and unwavering integrity, their cohesive culture allowed them to exceed our suppliers’ expectations and to identify and strive to meet their customers’ needs. Their portfolio of Wine, Spirits, and Beer has been carefully selected by their dedicated and talented team and is distributed throughout the state of Kansas.

http://www.worldwidebeveragegroup.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned authorized officer.

Right on Brands, Inc.

Date: March 13, 2019	By:	/s/ Dr. Ashok Patel
Dr. Ashok Patel
CEO

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